UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2017

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Explanatory Note: On June 30, 2017, Gold Resource Corporation (the “Company”) filed a Current Report on Form 8-K and a subsequent amendment (the "Original Filing") to, among other things, report the results of the voting at the 2017 annual meeting of shareholders of the Company held on June 29, 2017 (the “Annual Meeting”) with respect to election of directors, an advisory vote on executive compensation (“say-on-pay”), an advisory vote on the frequency of the say-on-pay vote and ratification of the Company’s independent auditors for the year ending December 31, 2017. This Amendment No. 2 to Form 8-K is being filed to report the Company’s decision on the implementation of the frequency of the say-on-pay-vote.

Item 5.07.     Submission of Matters to a Vote of Security Holders

As reported in the Original Filing, a majority of the shares that voted at the Annual Meeting on the non-binding advisory vote regarding the frequency of future say-on-pay votes voted for the Company to hold such votes on executive compensation every one  (1) year.  In light of this result, and after consideration by the Compensation Committee of the Board of Directors, the Committee has determined effective October 26, 2017 that the Company will hold future non-binding, advisory votes on executive compensation every one year until the next required non-binding advisory vote on the frequency of such votes on executive compensation or unless otherwise as determined by the Compensation Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: October 27, 2017	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President